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                                                                   EXHIBIT 21


                        AMERICAN GREETING CORPORATION
                        SUBSIDIARIES OF THE REGISTRANT


                                             State / Jurisdiction
Subsidiary                                   of Incorporation
----------                                   ----------------

A.G. Industries, Inc.                        North Carolina
Carlton Cards (Canada) Limited               Canada
Carlton Cards (United Kingdom) Limited       United Kingdom
Carlton Cards Retail, Inc.                   Connecticut
John Sands (Australia) Ltd.                  Delaware
Magnivision, Inc.                            Delaware
Plus Mark, Inc.                              Ohio